                                                                     EXHIBIT 4.2

                       (Face of New Senior Discount Note)
                   12 3/8% New Senior Discount Notes due 2007

No. ________                                                        $ __________
                                                             CUSIP NO. 639515AA3

                          NEBCO EVANS HOLDING COMPANY

promises to pay to           or registered assigns, the principal sum of
Dollars on July 15, 2007.

                 Interest Payment Dates: July 15 and January 15

                       Record Dates: July 1 and January 1

                                          NEBCO EVANS HOLDING COMPANY

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

This is one of the
New Senior Discount Notes referred to in the within-mentioned Indenture:

Dated:
---------------

STATE STREET BANK AND TRUST COMPANY,
as Trustee

By:
---------------------------------------------------------

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                       (BACK OF NEW SENIOR DISCOUNT NOTE)
                   12 3/8% NEW SENIOR DISCOUNT NOTES DUE 2007

     [Unless and until it is exchanged in whole or in part for New Senior Discount Notes in definitive form, this New Senior Discount Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.](1)

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Nebco Evans Holding Company, a Delaware corporation, or its successor ("NEHC"), promises to pay interest on the principal amount of this New Senior Discount Note at the rate of 12 3/8% per annum and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. NEHC will pay interest and Liquidated Damages, if any, in United States dollars (except as otherwise provided herein) semi-annually in arrears on July 15 and January 15, commencing on January 15, 2003, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the New Senior Discount Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2002; provided that if there is no existing Default or Event of Default in the payment of interest, and if this New Senior Discount Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after July 15, 2002), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of New Senior Discount Notes, in which case interest shall accrue from the date of authentication. NEHC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the New Senior Discount Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. NEHC will pay interest on the New Senior Discount Notes (except defaulted interest) and Liquidated Damages, if any, on the applicable Interest Payment Date to the Persons who are registered Holders of New Senior Discount Notes at the close of business on the July 1 or January 1 next preceding the Interest Payment Date, even if such New Senior Discount Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The New Senior Discount Notes shall be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of NEHC maintained for such purpose within or without the City and State of New York, or, at the option of NEHC, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium and Liquidated Damages, if any, and interest on, all Global New Notes and all other New Senior

---------------
     (1) This paragraph should be included only if the New Senior Discount Note is issued in global form.

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

          Discount Notes the Holders of which shall have provided written wire transfer instructions to NEHC and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. NEHC may change any Paying Agent or Registrar without notice to any Holder. NEHC or any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. NEHC issued the New Senior Discount Notes under an Indenture dated as of July 11, 1997 ("Indenture") among NEHC and the Trustee. The terms of the New Senior Discount Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbbb) (the "TIA"). The New Senior Discount Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The New Senior Discount Notes are general unsecured Obligations of NEHC limited to $100,387,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium or Liquidated Damages, if any, and interest on outstanding New Senior Discount Notes as set forth in Paragraph 2 hereof.

        5.  OPTIONAL REDEMPTION.

                  Except as set forth in the next paragraph, the New Senior
            Discount Notes shall not be redeemable at NEHC's option prior to July 15, 2002. Thereafter, the New Senior Discount Notes shall be subject to redemption at the option of NEHC, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below together with accrued and unpaid interest and any Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on July 15 of the years indicated below:

                                             YEAR                           PERCENTAGE
                    ------------------------------------------------------  ----------
                    2002..................................................    106.188%
                    2003..................................................    104.125%
                    2004..................................................    102.063%
                    2005 and thereafter...................................    100.000%

               Notwithstanding the foregoing, at any time NEHC may redeem the New Senior Discount Notes, in whole but not in part, at the option of NEHC at a redemption price of 112.375% of the Accreted Value (determined at the date of redemption), with the net proceeds of a Public Equity Offering; provided that such redemption shall occur within 45 days of the date of the closing of such Public Equity Offering.

          6.  MANDATORY REDEMPTION.

                   Except as set forth in paragraph 7 below, NEHC shall not be required to make mandatory redemption or sinking fund payments with respect to the New Senior Discount Notes.

          7.  REPURCHASE AT OPTION OF HOLDER.

              (a) Upon the occurrence of a Change of Control, each Holder of New Senior Discount Notes will have the right to require NEHC to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's New Senior Discount Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to July 15, 2002) or 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase (if such date of purchase is on or after July 15, 2002). Within 30 days following any Change of Control, NEHC will mail a notice to each

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              Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

                (b) When the aggregate amount of Excess Proceeds exceeds $20.0 million, NEHC will be required to make an offer to all Holders of New Notes (an "Asset Sale Offer") to purchase the maximum principal amount of New Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof on the date of purchase (if such date of purchase is prior to July 15, 2002) or 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (if such date of purchase is on or after July 15, 2002), in each case in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of New Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, NEHC may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of New Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the New Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                (c) Holders of the New Senior Discount Notes that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from NEHC prior to any related purchase date and may elect to have such New Senior Discount Notes purchased by completing the form titled "Option of Holder to Elect Purchase" appearing below.

          8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose New Senior Discount Notes are to be redeemed at its registered address. New Senior Discount Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the New Senior Discount Notes held by a Holder are to be redeemed. On and after the redemption date, interest and Liquidated Damages, if any, ceases to accrue on the New Senior Discount Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The New Senior Discount Notes are in registered form without coupons in initial denominations of $1,000 and integral multiples of $1,000. The transfer of the New Senior Discount Notes may be registered and the New Senior Discount Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and NEHC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. NEHC need not exchange or register the transfer of any New Senior Discount Note or portion of a New Senior Discount Note selected for redemption, except for the unredeemed portion of any New Senior Discount Note being redeemed in part. Also, it need not exchange or register the transfer of any New Senior Discount Notes for a period of 15 days before a selection of New Senior Discount Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a New Senior Discount Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVERS. Subject to the following paragraphs, the Indenture and the New Senior Discount Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the New Senior Discount Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or, tender offer or exchange offer for New Senior Discount Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the New Senior Discount Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding New Senior Discount Notes (including consents obtained in connection with a tender offer or exchange offer for New Senior Discount Notes).

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

                      Without the consent of any Holder of New Senior Discount
                 Notes, NEHC and the Trustee may amend or supplement the Indenture or the New Senior Discount Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated New Senior Discount Notes in addition to or in place of certificated New Senior Discount Notes, to provide for the assumption of NEHC's or a Subsidiary Guarantor's obligations to Holders of New Senior Discount Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of New Senior Discount Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary to guarantee the New Senior Discount Notes.

          12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Liquidated Damages, if any, with respect to the New Senior Discount Notes;
              (ii) default in payment when due of the principal of or premium, if any, on the New Senior Discount Notes; (iii) failure by NEHC or any Restricted Subsidiary to comply with the provisions described in Sections 4.10, 4.14 or 5.01 of the Indenture; (iv) failure by NEHC or any Restricted Subsidiary for 30 days after notice from the Trustee or at least 25 % in principal amount of the New Senior Discount Notes to comply with the provisions described in Sections
              4.07 and 4.09, of the Indenture; (v) failure by NEHC or any Subsidiary for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the New Senior Discount Notes then outstanding to comply with its other agreements in the Indenture or the New Senior Discount Notes; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by NEHC or any of their its Subsidiaries (or the payment of which is guaranteed by NEHC or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (A) (i) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) any principal of or premium, if any, or interest on such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and (B) in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; (vii) failure by NEHC or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid discharged or stayed within 60 days after their entry; and (viii) certain events of bankruptcy or insolvency with respect to NEHC, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

                      If any Event of Default occurs and is continuing, the
                 Trustee or the Holders of at least 25% in principal amount of the then outstanding New Senior Discount Notes may declare all the New Senior Discount Notes to be due and payable immediately provided, however, that if any Indebtedness or Obligation is outstanding pursuant to the New Credit Facility, upon a declaration of acceleration by the holders of the New Senior Discount Notes or the Trustee, all principal and interest under the Indenture shall be due and payable upon the earlier of (x) the day five Business Days after the provision to NEHC, the Credit Agent and the Trustee of such written notice of acceleration or (y) the date of acceleration of any Indebtedness under the New Credit Facility; and provided, further, that in the event of an acceleration based upon an Event of Default set forth in clause (vi) above, such declaration of acceleration shall be automatically annulled if the holders of Indebtedness which is the subject of such failure to pay at maturity or acceleration have rescinded their declaration of acceleration in respect of such Indebtedness or such failure to pay at maturity shall have been cured or waived within 30 days thereof and no other Event of Default has occurred during such 30-day period which has not been cured, paid or waived. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to NEHC or any of its Significant Subsidiaries all outstanding New Senior Discount Notes will become due and payable without further action or notice. Holders of the New Senior Discount Notes may not enforce the Indenture or the New Senior Discount Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding New Senior Discount Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the New Senior Discount Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

          13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for NEHC, the Subsidiary Guarantors or their respective Affiliates, and may otherwise deal with NEHC, the Subsidiary Guarantors or their respective Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder, of NEHC or any Subsidiary Guarantor, as such, shall have any liability for any obligations of NEHC or any Subsidiary Guarantor under the New Senior Discount Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Senior Discount Notes by accepting a New Senior Discount Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the New Senior Discount Notes.

          15. AUTHENTICATION. This New Senior Discount Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST Custodian, and U/G/M/A (=Uniform Gifts to Minors Act).

          17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED
              SECURITIES. In addition to the rights provided to Holders of the New Senior Discount Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Registration Rights Agreement) shall have all the rights set forth in the Registration Rights Agreement, dated as of July 11, 1997, among NEHC, the Subsidiary Guarantors and the Initial Purchaser (the "Registration Rights Agreement").

          18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, NEHC has caused CUSIP numbers to be printed on the New Senior Discount Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the New Senior Discount Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     NEHC shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                    Nebco Evans Holding Company
                    545 Steamboat Road
                    Greenwich, Connecticut 06830
                    Telecopy: (203) 661-5756
                    Chief Financial Officer

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                                ASSIGNMENT FORM

     To assign this New Senior Discount Note, fill in the form below: (I) or
     (we) assign and transfer this New Senior Discount Note to

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                 (Insert assignee's soc. sec. or tax I.D. no.)

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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             (Print or type assignee's name, address and zip code)

and irrevocably appoint
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to transfer this New Senior Discount Note on the books of NEHC. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:
------------------------

                                Your Signature:
                                ------------------------------------------------
                                  (Sign exactly as your name appears on the face
                                                   of this Senior Discount Note)

                                Signature Guarantee:

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

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this New Senior Discount Note purchased by NEHC pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                [ ] Section 4.10               [ ] Section 4.14

     If you want to elect to have only part of the New Senior Discount Note purchased by NEHC pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased: $________

Date: ________                            Your Signature:
                                          Sign exactly as your name appears on
                                          the Senior Discount Note)

                                          Tax Identification No.: ________

                                          Signature Guarantee.

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

             SCHEDULE OF EXCHANGES OF NEW SENIOR DISCOUNT NOTES(2)

THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NEW NOTE FOR OTHER NEW SENIOR DISCOUNT NOTES HAVE BEEN MADE:
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
                                                                        PRINCIPAL AMOUNT OF     SIGNATURE OF
                                                                        THIS GLOBAL NEW NOTE    AUTHORIZED
                        AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN   FOLLOWING SUCH          OFFICER OF TRUSTEE OR
                        PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF     DECREASE                NEW SENIOR DISCOUNT
DATE OF EXCHANGE        THIS GLOBAL NEW NOTE    THIS GLOBAL NEW NOTE    (OR INCREASE)           NOTE CUSTODIAN

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---------------
(2) This should be included only if the New Senior Note is issued in global form.

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